EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Designs, Inc. for the registration of 19,395,500 shares of its common stock and to the incorporation by reference therein of our report dated March 11, 2002, with respect to the consolidated financial statements and schedule of Designs, Inc. included in its Annual Report (Form 10-K) for the year ended February 2, 2002, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 14, 2002